UNITED STATES
                       SECURITIES EXCHANGE AND COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                       October 23, 1997 (October 21, 1997)


                       ARTERIAL VASCULAR ENGINEERING, INC.
             (Exact name of registrant as specified in its charter)


                                     0-27802
                            (Commission File Number)

           Delaware                                      94-3144218
(State or other jurisdiction of                (IRS Employer Identification No.)
 incorporation or organization)


3576 Unocal Place, Santa Rosa, California                     95403
(Address of principal executive offices)                    (Zip Code)


                                 (707) 525-0111
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS.

     On October 21, 1997, Arterial Vascular Engineering, Inc. (the "Company") received notice that it had been named as an additional defendant along with Boston Scientific Corp. and SciMed Lifesystems, Inc. in a lawsuit filed by Cordis Corp. against Guidant Corp. and Advanced Cardiovascular Systems, Inc. in federal district court in Delaware. The suit against Guidant and Advanced Cardiovascular Systems was filed October 3, 1997. The lawsuit alleges infringement or potential infringement of one or more US patents held by Cordis.

     The Company is currently reviewing the lawsuit and believes that it has meritorious defenses to the patent claims alleged by the plaintiff in the lawsuit. However, no assurance can be given as to the outcome of the lawsuit. The inability of the Company to prevail in the lawsuit, including the loss or impairment of the right to produce products in the United States, could have a material adverse effect on the Company's business, financial condition and results of operations.


ITEM 7.  EXHIBITS.

1. Press Release, dated as of October 22, 1997, entitled "AVE Added to Patent Suit."

                                       2.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                            ARTERIAL VASCULAR ENGINEERING, INC.



Dated:  October 23, 1997                    By:    /s/ Scott J. Solano
                                                   ----------------------
                                                   Scott J. Solano
                                                   President and Chief Executive
                                                   Officer

                                       3.

                                INDEX TO EXHIBITS


1.   Press Release, dated October 22, 1997 entitled "AVE Added to Patent Suit."

                                       4.